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                                                                     EXHIBIT 3.2


  ARTICLES OF AMENDMENT OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION
                               OF NiSource, INC.


         The exact text of Article I of the Articles of Incorporation is now as follows:



          "Name     The name of the Corporation is NiSource Inc."